                        INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of AmeriKing, Inc. (formerly NRE Holdings, Inc.) on Form S-1 of our reports dated March 12, 1996, October 10, 1995, and May 18, 1996, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

July 9, 1996
Chicago, Illinois